UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2010

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Equinix, Inc. (“Equinix”) was held on June 10, 2010 for the purpose of considering and voting on:

•	Election of eight directors to the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

At the close of business on April 20, 2010, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 39,805,802 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 33,470,332 shares of Equinix’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, all of the directors were reelected and all other proposals submitted to the Equinix stockholders were approved.

The vote with respect to the election of the directors was as follows:

	For	Withheld	Broker Non-Votes
Steven T. Clontz	31,050,655	774,661	1,645,016
Gary F. Hromadko	31,557,965	267,351	1,645,016
Scott G. Kriens	31,551,268	274,048	1,645,016
William K. Luby	31,559,926	265,390	1,645,016
Irving F. Lyons, III	31,553,090	272,226	1,645,016
Christopher B. Paisley	31,203,009	622,307	1,645,016
Stephen M. Smith	31,559,991	265,325	1,645,016
Peter F. Van Camp	29,109,054	2,716,262	1,645,016

With respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2010, there were 33,308,782 votes “For”, 155,543 votes “Against” and 6,007 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 15, 2010	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer